SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 06, 2003

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Frantz Road, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 761-6000

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 6, 2003

Item 9. Regulation FD Disclosure.

On May 6, 2003, Dominion Homes, Inc., an Ohio corporation (the “Company”), announced the addition of two new members to its Board of Directors (the “Board”). The Company also announced that the Board has increased the total number of the Company’s common shares which the Company is authorized to purchase under a repurchase plan previously announced on February 10, 2003. A copy of the Company’s press release announcing the addition of the directors and the increase to the share repurchase program, attached hereto as Exhibit 99.1 and incorporated herein by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ JON M. DONNELL
Jon M. Donnell President and Chief Operating Officer

Date:    May 7, 2003